Exhibit 99.1

P R E S S     R E L E A S E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Reports Fourth Quarter and Full Year 2009 Results

Chicago, IL March 11, 2010 — Rewards Network Inc. (NASDAQ: DINE), a leading provider of marketing services and dining rewards programs to the restaurant industry, today reported its financial results for the year and fourth quarter ended December 31, 2009.

Rewards Network announced $0.59 earnings per share for the year, an 11.3% increase from 2008, and $0.25 in the fourth quarter, up $0.22 over the prior year period. Earnings per share in 2009 were positively impacted by a 30.5% reduction in the provision for losses as a result of the Company’s more conservative dining credits purchasing policies, and a 9.6% reduction in operating expenses over 2008. The Company ended 2009 with $12.7 million of cash on hand after purchasing $100.3 million in dining credits in 2009, repurchasing $4.6 million of common stock during 2009 and paying a $17.4 million special cash dividend of $2.00 per share in the fourth quarter, all of which were funded entirely out of operating cash flows. The Company remains debt free.

Changes in Income Statement Presentation

Effective the fourth quarter of 2009, the Company revised certain aspects of its income statement presentation. Most prominently, the Company is now reporting revenues net of the redemption of dining credits (previously referred to as cost of sales). The redemption of dining credits is now classified as a direct reduction of revenue rather than as a direct expense. The change had no effect on pre-tax income or net income.

In conjunction with the change in the presentation of revenues, the Company has also revised the descriptions and placement of certain other income statement captions. These changes include presenting membership fees as a component of revenues, rather than as a separate component of operating income; changing the term “net revenues” to “gross profit,” a more standard description; and separately describing processing fees as a direct expense rather than as part of the cost of sales. Gross profit represents total revenues less direct expenses which include member benefits expense, provision for losses expense, and processing fees.

The following table presents financial highlights of the Company’s operations for the fourth quarter and full year ended December 31, 2009 and 2008 (in millions, except per share amounts, restaurant count and net dining credits usage period). All previous periods presented have been revised to reflect the net presentation of revenues. Earnings per share amounts have been adjusted to reflect the one-for-three reverse stock split effective July 6, 2009.

	4Q’09	4Q’08	YTD’09	YTD’08
Total revenues(1)	$27.4	$27.6	$108.6	$117.9
Gross profit(1)	$19.2	$17.4	$70.4	$75.5
Operating expenses	$15.7	$17.0	$60.7	$67.1
Net income	$2.3	$0.3	$5.3	$4.8
Earnings per share	$0.25	$0.03	$0.59	$0.53

Total restaurant clients	10,240	9,888
Dining credits portfolio, net of reserves	$57.3	$75.7
Net dining credits usage period (months)	6.9	7.5
Cash and cash equivalents	$12.7	$9.0

(1)	Presentation has changed from prior periods.

Full Year 2009 Results

In 2009, while overall revenues declined, gross profit margin grew to 64.9% from 64.0% in 2008. Revenues and gross profit were impacted by the shift in the revenue mix towards the lower risk Marketing Services Program, reduced consumer spending, and a shift in participation to lower price point restaurants. However, gross profit was positively impacted by an improvement in the provision for losses expense as a result of the Company’s more conservative dining credits purchasing policies. The provision for losses expense decreased to $8.1 million, or 7.4% of total revenues, as compared to $11.6 million, or 9.9% of total revenues in 2008. The Company achieved the improvement in the provision for losses expense largely as a result of more conservative dining credits purchasing policies.

In 2009, the Company also reduced operating expenses by 9.6% over 2008 as a result of its disciplined operating expense management, even though it significantly added to its sales force in the fourth quarter.

At the end of 2009, the overall restaurant count of 10,240 represented a 3.6% increase over 2008 and was at its highest since December 2005. Consistent with the Company’s focus on growing the Marketing Services Program, more restaurants at the end of 2009 participated in that program as compared to the Marketing Credits Program. Marketing Services Program restaurants increased 46.8%, to 5,279 while Marketing Credits Program restaurants declined 21.2%, to 4,961. The Company will continue to invest in the Marketing Credits Program, but in line with its risk assessment policies.

The net dining credits portfolio was $57.3 million as of December 31, 2009, compared to $75.7 million as of December 31, 2008. The decrease in the net dining credits portfolio was driven by the Company’s more conservative dining credits purchasing policies that were in effect throughout 2009. Under these policies, the Company purchased fewer dining credits overall but also repositioned its portfolio towards lower risk restaurants.

Fourth Quarter 2009 Results

Fourth quarter gross profit increased 10.1% over the prior year period despite a slight decrease in total revenues of 0.5%. Fourth quarter revenues reflected the continued shift to the Marketing Services Program. Gross profit was favorably impacted by the improvement in the provision for losses expense in the quarter. The Company reduced its provision for losses expense in the fourth quarter to $0.8 million, or 3.0% of total revenues, as compared to $3.2 million, or 11.5% of total revenues, in the prior year period.

The Company continued to monitor its operating expenses in the fourth quarter, as it has throughout 2009, in light of the economic downturn. Operating expenses decreased $1.3 million, or 7.6%, as compared to the fourth quarter of 2008, despite the addition of 21 sales account executives in the quarter.

The net dining credits portfolio increased 4.0% over the prior quarter. The Company has been able to grow its dining credits portfolio with restaurants that have better risk profiles.

Cash

During 2009, the Company used $100.3 million of cash from operations to purchase dining credits, $17.4 million to pay a special cash dividend of $2.00 per share of common stock, $4.6 million to repurchase its common stock, and $3.1 million for capital expenditures. As of December 31, 2009 and after all of these expenditures, the Company still had $12.7 million of cash on hand and was debt free.

“Our strong operating cash flow for the year enabled us to return over $22 million of cash to stockholders during 2009 without incurring debt and while maintaining a substantial amount of liquidity for future growth,” said Chris Locke, CFO of Rewards Network.

Conclusion

“Our positive results in 2009 are principally due to the steps we took to manage and grow the profitability of our business during a difficult economic year,” said Ron Blake, CEO of Rewards Network. “We saw significant growth in our Marketing Services Program and improvement in our provision for losses expense as a result of strong management of the risk in our Marketing Credits Program. We are executing against our plan for 2010 and beyond, which includes continuing the growth with new marketing and product improvement initiatives, as well as ramping the new sales staff added in late 2009. As we move forward, we also expect to continue investing in technology and other resources to further improve our marketing services platform and capabilities.”

Webcast Information

Management will host a conference call at 10:00 a.m. Eastern Time on Thursday, March 11, 2010. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at investor.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call and presentation will be archived on the Company’s website at investor.rewardsnetwork.com. Alternatively, a dial-in replay is available through April 11, 2010, by dialing 1-888-286-8010 and using passcode 91750959.

About Rewards Network

Rewards Network (NASDAQ:DINE), headquartered in Chicago, IL, operates the leading dining rewards programs in North America by marketing participating restaurants to members of these programs and by providing incentives to members to dine at these restaurants. In addition to operating the dining rewards program of leading airline frequent flyer programs, hotel frequent-stay programs, retailer shopping programs, college savings programs, and other affinity organizations, the Company offers its own dining rewards program, iDine®, at www.idine.com. Thousands of restaurants and other clients benefit from the company’s restaurant marketing efforts, which include millions of email impressions, mobile access to restaurants via iPhone™, BlackBerry® and Android ® smartphones and dining Web sites. Rewards Network also provides restaurant ratings and other restaurant business intelligence, as well as the purchase of dining credits from restaurants in the program. In conjunction with major airline frequent flyer programs and other affinity organizations, Rewards Network provides more than three million members with incentives to dine at participating restaurants. These incentives include airline miles, college savings rewards, reward program points and cash back benefits. For additional information about Rewards Network, visit RewardsNetwork.com or call (866) 539-9792.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) the impact of the economy on dining activity, (ii) the Company’s inability to attract and retain clients, (iii) the Company’s susceptibility to restaurant credit risk and the risk that its allowance for losses related to restaurant credit risk in connection with dining credits may prove inadequate, (iv) the Company’s dependence upon its relationships with payment card issuers, transaction processors, presenters and aggregators, (v) a security breach that results in a payment card issuer re-issuing a significant number of registered payment cards, (vi) changes to payment card association rules and practices, (vii) the Company’s dependence on its relationships with airlines and other reward program partners for a significant number of members, (viii) the concentration of a significant amount of the Company’s rewards currency in one industry group, the airline industry, (ix) adverse weather conditions affecting dining activity, (x) the Company’s minimum purchase obligations and performance requirements, (xi) the Company’s inability to attract and retain active members, (xii) factors causing our operating results to fluctuate over time, (xiii) the Company’s ability to obtain sufficient cash to operate its business, (xiv) changes in the Company’s programs that affect the rate of rewards, (xv) the Company’s inability to maintain an adequately-staffed sales force, (xvi) the Company’s inability to maintain an appropriate balance between the number of members and the number of participating clients in each market, (xvii) network interruptions, processing interruptions or processing errors, (xviii) susceptibility to a changing regulatory environment, (xix) increased operating costs or loss of members due to privacy concerns of the Company’s program partners, payment card processors and the public, (xx) the failure of the Company’s security measures, (xxi) the loss of key personnel, (xxii) increasing competition, and (xxiii) a shift toward Marketing Services Program that may cause revenues to decline. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The Company undertakes no obligation to, and expressly disclaims any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

# # #

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Three Months Ended December 31,				Year Ended December 31,
	2009	%	2008	%	2009	%	2008	%
Revenues:
Revenues (gross amount billed of $51,955, $57,685, $213,284 and $244,913, respectively)	$27,149	98.95%	$27,274	98.93%	$107,460	98.99%	$116,642	98.92%
Membership fees	288	1.05%	294	1.07%	1,092	1.01%	1,271	1.08%

Total revenues	27,437	100.00%	27,568	100.00%	108,552	100.00%	117,913	100.00%

Direct expenses:
Member benefits	7,146	26.05%	6,666	24.18%	29,044	26.76%	29,660	25.15%
Provision for losses	817	2.98%	3,181	11.54%	8,066	7.43%	11,614	9.85%
Processing fees	265	0.97%	278	1.01%	1,046	0.96%	1,159	0.98%

Total direct expenses	8,228	29.99%	10,125	36.73%	38,156	35.15%	42,433	35.99%

Gross profit	19,209	70.01%	17,443	63.27%	70,396	64.85%	75,480	64.01%

Operating expenses:
Salaries and benefits	5,366	19.56%	5,812	21.08%	19,565	18.02%	22,090	18.73%
Sales commission and expenses	4,957	18.07%	5,078	18.42%	19,982	18.41%	19,862	16.84%
Professional fees	625	2.28%	673	2.44%	2,431	2.24%	3,022	2.56%
Member & client marketing	485	1.77%	564	2.05%	2,397	2.21%	3,567	3.03%
General and administrative	4,239	15.45%	4,842	17.56%	16,314	15.03%	18,562	15.74%

Total operating expenses	15,672	57.12%	16,969	61.55%	60,689	55.91%	67,103	56.91%

Operating income	3,537	12.89%	474	1.72%	9,707	8.94%	8,377	7.10%

Other income (expenses), net	85	0.31%	(93)	-0.34%	20	0.02%	(802)	-0.68%

Income before income tax provision	3,622	13.20%	381	1.38%	9,727	8.96%	7,575	6.42%

Income tax provision	1,369	4.99%	131	0.48%	4,400	4.05%	2,766	2.35%

Net income	$2,253	8.21%	$250	0.91%	$5,327	4.91%	$4,809	4.08%

Net income per share
Basic	$0.26		$0.03		$0.60		$0.53
Diluted	$0.25		$0.03		$0.59		$0.53
Weighted average number of common and common equivalent shares
Basic	8,736		9,075		8,889		9,058
Diluted	8,891		9,171		9,060		9,158

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
	Marketing Credits Program	Marketing Services Program	Membership Fees	Total	Marketing Credits Program	Marketing Services Program	Membership Fees	Total
Number of qualified transactions(1)	1,235	1,429		2,664	1,504	801		2,305
Average transaction amount(1)	$46.24	$48.35		$47.37	$44.33	$46.80		$45.19

Qualified transaction amount(1)	$57,110	$69,093		$126,203	$66,673	$37,485		$104,158
Rewards Network percentage share of qualified transaction amount(1)(2)	73.6%	14.4%		41.2%	77.7%	15.7%		55.4%
Rewards Network share of qualified transaction amount and membership fees(1)	$42,024	$9,931	$288	$52,243	$51,795	$5,890	$294	$57,979

Redemption of dining credits(1)	$24,806	$—	$—	$24,806	$30,411	$—	$—	$30,411

Total revenues	$17,218	$9,931	$288	$27,437	$21,384	$5,890	$294	$27,568

Revenues as a percentage of qualified transaction amount(1)(2)	30.1%	14.4%		21.5%	32.1%	15.7%		26.2%

Total member benefits	$3,470	$3,676	$—	$7,146	$4,317	$2,349	$—	$6,666
Provision for losses	817	—	—	817	3,181	—	—	3,181
Processing fees	120	145	—	265	183	95	—	278

Gross profit	$12,811	$6,110	$288	$19,209	$13,703	$3,446	$294	$17,443

(1) Supplemental operating and statistical data. See the following page for a complete description. (2) Total percentage excludes membership fees.

	Year Ended December 31, 2009				Year Ended December 31, 2008
	Marketing Credits Program	Marketing Services Program	Membership Fees	Total	Marketing Credits Program	Marketing Services Program	Membership Fees	Total
Number of qualified transactions(1)	5,440	4,905		10,345	6,419	3,178		9,597
Average transaction amount(1)	$44.30	$46.67		$45.42	$45.18	$46.32		$45.55

Qualified transaction amount(1)	$240,967	$228,919		$469,886	$289,979	$147,192		$437,171
Rewards Network percentage share of qualified transaction amount(1)(2)	74.5%	14.7%		45.4%	76.3%	16.1%		56.0%
Rewards Network share of qualified transaction amount and membership fees(1)	$179,571	$33,713	$1,092	$214,376	$221,155	$23,758	$1,271	$246,184

Redemption of dining credits(1)	$105,824	$—	$—	$105,824	$128,271	$—	$—	$128,271

Total revenues	$73,747	$33,713	$1,092	$108,552	$92,884	$23,758	$1,271	$117,913

Revenues as a percentage of qualified transaction amount(1)(2)	30.6%	14.7%		22.9%	32.0%	16.1%		26.7%

Total member benefits	$15,395	$13,649	$—	$29,044	$20,457	$9,203	$—	$29,660
Provision for losses	8,066	—	—	8,066	11,614	—	—	11,614
Processing fees	537	509	—	1,046	750	409	—	1,159

Gross profit	$49,749	$19,555	$1,092	$70,396	$60,063	$14,146	$1,271	$75,480

(1) Supplemental operating and statistical data. See the following page for a complete description. (2) Total percentage excludes membership fees.

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

Definitions:

Qualified transaction amount(1):	Represents the total dollar value of all member dining transactions at participating restaurants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Rewards Network percentage share of qualified transaction amount(1):	Represents the percentage of qualified transaction amounts that Rewards Network is entitled to receive. The percentage is based on each agreement between the restaurant client and Rewards Network.

Rewards Network share of qualified transaction amount(1)	Represents the Company’s portion of the member’s dining transaction that the Company is entitled to receive in accordance with the terms of the agreement with the participating restaurant client.

Redemption of dining credits(1)	Represents the amount of dining credits, at cost, redeemed by members when dining at participating clients when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:	Represents the current period expense necessary to maintain an appropriate reserve against the Company’s unredeemable dining credits. No provision is applied to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating clients.

(1)

Qualified transaction amount, Rewards Network share of qualified transaction amount, redemption of dining credits and related statistical measures (number of qualified transactions, average transaction amount, Rewards Network percentage share of qualified transaction amount and revenues as a percentage qualified transaction amount) are supplemental information the Company uses in analyzing operating results and managing the business. These supplemental financial measures provide useful information because they are important factors that affect the Company’s sales.

Selected Balance Sheet and Cash Flow Information

	December 31, 2009	December 31, 2008
Cash and cash equivalents	$12,665	$9,008
Dining credits	$68,747	$95,727
Allowance for unredeemable dining credits	($11,448)	($20,064)
Goodwill	$8,117	$8,117
Total assets	$102,840	$123,816

Accounts payable - dining credits	$4,598	$5,081
Litigation and related accruals	—	$3,164
Stockholders’ equity	$84,951	$99,319

	Year Ended December 31,
	2009	2008
Net cash provided by (used in):
Operations	$28,728	$32,406
Investing	($3,053)	($4,186)
Financing	(22,042)	($54,546)

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Q4 2008
Restaurant Count Trends (period ended):
Marketing Credits Program	4,961	4,920	5,343	5,844	6,293
Marketing Services Program	5,279	5,201	4,854	4,082	3,595

Total clients	10,240	10,121	10,197	9,926	9,888
Sequential Quarterly Percentage Change
Marketing Credits Program	0.8%	-7.9%	-8.6%	-7.1%	-2.4%
Marketing Services Program	1.5%	7.1%	18.9%	13.5%	8.7%
Total clients	1.2%	-0.7%	2.7%	0.4%	1.4%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$57,110	$58,473	$61,683	$63,701	$66,673
Marketing Services Program	69,093	67,053	53,583	39,190	37,485

Total qualified transaction amounts	$126,203	$125,526	$115,266	$102,891	$104,158
Sequential Quarterly Percentage Change
Marketing Credits Program	-2.3%	-5.2%	-3.2%	-4.5%	-9.6%
Marketing Services Program	3.0%	25.1%	36.7%	4.5%	-0.2%
Total qualified transaction amounts	0.5%	8.9%	12.0%	-1.2%	-6.5%

Rewards Network Percentage Share of Qualified Transaction Amount Trends:
Marketing Credits Program	74.0%	74.0%	75.8%	75.6%	78.1%
Marketing Services Program	14.5%	14.5%	15.0%	15.6%	15.8%
Total	41.4%	42.2%	47.6%	52.7%	55.7%

Revenue Trends:
Marketing Credits Program	$17,218	$17,821	$19,267	$19,441	$21,384
Marketing Services Program	9,931	9,702	8,009	6,071	5,890
Membership fees	288	261	278	265	294

Total revenues	$27,437	$27,784	$27,554	$25,777	$27,568
Sequential Quarterly Percentage Change
Marketing Credits Program	-3.3%	-7.5%	-0.9%	-9.1%	-8.6%
Marketing Services Program	2.4%	21.1%	31.9%	3.1%	-2.5%
Membership fees	10.3%	-6.1%	4.9%	-9.9%	-4.5%
Total	-1.3%	0.8%	6.9%	-6.5%	-7.4%

Redemption of Dining Credits Trends:
Redemption of dining credits	$24,806	$25,261	$27,279	$28,478	$30,411
Redemption as % of Marketing Credits Program share of qualified transaction amount	59.0%	58.6%	58.6%	59.4%	58.7%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$68,747	$68,839	$72,888	$82,305	$95,727
Ending net dining credits portfolio	$57,299	$55,125	$56,618	$63,016	$75,663
Net write-offs—gross write-offs less recoveries	$3,507	$4,811	$5,332	$4,394	$3,563
Ending allowance for unredeemable dining credits	$11,448	$13,714	$16,270	$19,289	$20,064
Allowance as % of gross dining credits	16.7%	19.9%	22.3%	23.4%	21.0%
Estimated months to consume gross dining credits *	8.3	8.2	8.0	8.7	9.4
Estimated months to consume net dining credits *	6.9	6.5	6.2	6.6	7.5

Member Activity Trends:
Member accounts active last 12 months	3,298	3,219	3,142	3,142	3,146
Number of qualified transactions during quarter	2,664	2,747	2,573	2,361	2,305

*	Calculated as Ending Dining Credits Portfolio / (Quarterly Redemption of Dining Credits / 3)